Exhibit 10.39

EXECUTION COPY

ASSIGNMENT AND ASSUMPTION AGREEMENT

This ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is made as of the 12th day of January, 2012, by and between ShelterCLEAN of Arizona, Inc., an Arizona corporation, (“Seller”), with offices located at 3640 East Washington St., Phoenix, Arizona 85034 and Shelter Clean Services, Inc., a California corporation (“Purchaser”), having offices located at 10 Fifth Street, 2nd Floor, Valley Stream, New York 11581.

WHEREAS, Purchaser and Seller entered into a Bill of Sale, dated as of the date hereof (the “Bill of Sale”), pursuant to which the Seller has agreed, among other things, to transfer to Purchaser all right, title and interest to certain assets as described therein; and

WHEREAS, Purchaser has agreed to assume the rights and liabilities set forth in the following:

that certain Agreement, dated February 18, 2011, by and between the Seller and Clear Channel (the “Clear Channel Contract”);

that certain Agreement, dated May 12, 2006, by and between the Seller and the City of Glendale, as was amended and modified (the “Glendale Contract 1”);

that certain Agreement, dated November 11, 2011, by and between the Seller and the City of Glendale, as was amended and modified (the “Glendale Contract 2”); and

that certain Services Agreement (Contract No. LRT-10-142-SPWS), dated March 3, 2010, by and between the Seller and Valley Metro Rail, Inc. (the “Valley Metro Rail Contract,” and together, with the Clear Channel Contract, the Glendale Contract 1 and the Glendale Contract 2, the “Assets”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.             Assignment and Assumption.  Seller hereby grants, bargains, sells, transfers, assigns, conveys and delivers to Purchaser all of Seller’s rights and interests in and to the Assets, and Purchaser hereby accepts all such rights and interests.  Seller hereby transfers, conveys and assigns unto Purchaser all of Seller’s right, title and interest in and to the liabilities of the Assets arising after the date hereof and Purchaser fully assumes and shall pay or otherwise discharge such liabilities, when and as the same shall become due and payable or dischargeable.

2.             Further Assurances.  The parties shall at any time and from time to time after the date hereof, upon the reasonable request of the other, and without further consideration, do, execute, acknowledge, and deliver, or cause to be done, executed, acknowledged, or delivered, all such further acts, deeds, assignments, transfers, conveyances and assurances as may be reasonably required to assume, pay, perform, and discharge the liabilities and obligations described herein.

3.             General.  The applicable general provisions set forth in the Asset Purchase Agreement are incorporated by reference as if fully set forth herein.  If any provision of this Agreement conflicts with any of those of the Asset Purchase Agreement, then the provisions of the Asset Purchase Agreement shall govern.

4.             Counterparts.  This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.  Execution and delivery of this Agreement may be made by electronic or facsimile transmission in such counterparts and the signatures thereon shall be deemed original.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

SHELTERCLEAN OF ARIZONA, INC.

By:
Name:	David J. Oplanich
Title:	Chief Financial Officer

SHELTER CLEAN SERVICES, INC.

By:
Name:	Lonnie Fine
Title:	President

[Signature Page to Assumption and Assignment Agreement]